Exhibit 99.1
JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
Unaudited Pro Forma Combined Financial Information
for the nine months ended September 30, 2008, and the year ended December 31, 2007
The following unaudited pro forma combined statements of income and explanatory notes present how the combined results of operations of JPMorgan Chase and Bear Stearns may have appeared if the merger had been completed on January 1, 2007. The results of operations presented for JPMorgan Chase are for the nine months ended September 30, 2008 (which includes four months of the combined Firm’s results and five months of heritage JPMorgan Chase results), and for the year ended December 31, 2007. The Bear Stearns results of operations for the five months ended May 30, 2008, and for the year ended December 31, 2007, are presented on an adjusted basis, which include pro forma adjustments, reflecting valuation and accounting conformity adjustments (as described in Note 2 of this Form 8-K). The unaudited pro forma combined statements of income show the impact of the merger on JPMorgan Chase’s and Bear Stearns’ combined results of operations under the purchase method of accounting with JPMorgan Chase treated as the acquirer. Under this method of accounting, JPMorgan Chase recorded the assets and liabilities of Bear Stearns at their estimated fair values.
The merger was accomplished through a series of transactions that were reflected as step acquisitions in accordance with SFAS 141. On April 8, 2008, pursuant to the share exchange agreement, JPMorgan Chase acquired 95 million newly issued shares of Bear Stearns common stock (or 39.5% of Bear Stearns common stock after giving effect to the issuance) for 21 million shares of JPMorgan Chase common stock. Further, between March 24, 2008, and May 12, 2008, JPMorgan Chase acquired approximately 24 million shares of Bear Stearns common stock in the open market at an average purchase price of $12.37 per share. The share exchange and cash purchase transactions resulted in JPMorgan Chase owning approximately 49.4% of Bear Stearns common stock immediately prior to consummation of the merger. Finally, on May 30, 2008, JPMorgan Chase completed the merger, and as a result of the merger, each outstanding share of Bear Stearns common stock (other than shares then held by JPMorgan Chase) was converted into the right to receive 0.21753 shares of common stock of JPMorgan Chase. Also, on May 30, 2008, the shares of common stock that JPMorgan Chase and Bear Stearns acquired from each other in the share exchange transaction were cancelled. From April 8, 2008, through May 30, 2008, JPMorgan Chase accounted for the investment in Bear Stearns under the equity method of accounting in accordance with APB 18. During this period, JPMorgan Chase recorded reductions to its investment in Bear Stearns representing its share of Bear Stearns’ net losses, which was recorded in other income. Commencing May 31, 2008, Bear Stearns was reflected in JPMorgan Chase’s consolidated results of operations. As a result of step acquisition accounting, the purchase price was allocated to the Bear Stearns assets acquired and liabilities assumed using their fair values as of April 8, 2008, and May 30, 2008, respectively.
The unaudited pro forma combined statements of income were derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both JPMorgan Chase and Bear Stearns that are included in JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, JPMorgan Chase’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2007.
On September 25, 2008, JPMorgan Chase acquired the banking operations of Washington Mutual Bank (“Washington Mutual”), from the Federal Deposit Insurance Corporation. For purposes of these unaudited pro forma combined statements of income, the pro forma results of operations of Washington Mutual are not included in the amounts reported for the nine months ended September 30, 2008, and the year ended December 31, 2007. For additional information on the Washington Mutual transaction, see JPMorgan Chase’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.
The unaudited pro forma combined statements of income are presented for illustrative purposes only and do not indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented, nor are they indicative of the results of operations in future periods. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those assets and liabilities that are short-term in nature, their carrying value approximates fair value. For purposes of these unaudited pro forma combined statements of income no valuation adjustments were applied to Bear Stearns’ assets and liabilities that were carried at fair value or those which were short-term in nature for Bear Stearns’ year ended December 31, 2007, except for adjustments to reflect JPMorgan Chase’s credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined statements of income may be revised in the future. Under U.S. GAAP, the allocation of the purchase price may be modified up to one year after the closing date, as more information is obtained about the fair value of assets acquired and liabilities assumed. These unaudited pro forma combined statements of income represents management’s current estimate of the combined results of operations based on available financial information of JPMorgan Chase and Bear Stearns as of September 30, 2008. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2008
In millions (except per share data)

JPMorgan Chase	Bear Stearns
Nine months ended	Five months ended	Pro forma
September 30, 2008	May 30, 2008	combined

Revenue
Investment banking fees	$4,144	$49	$4,193
Principal transactions	(2,814)	(8,972	)(A)(B)	(11,786)
Lending & deposit-related fees	3,312	—	3,312
Asset management, administration and commissions	10,709	569	11,278
Securities gains (losses)	1,104	—	1,104
Mortgage fees and related income	1,678	—	1,678
Credit card income	5,370	—	5,370
Other income	1,576	462	(C)	2,038

Noninterest revenue	25,079	(7,892)	17,187

Interest income	51,387	2,905	54,292
Interest expense	26,440	2,640	(D)	29,080

Net interest income	24,947	265	25,212

Total net revenue	50,026	(7,627)	42,399

Provision for credit losses	13,666	—	13,666

Noninterest expense

Compensation expense	17,722	1,290	19,012
Occupancy expense	2,083	117	(E)	2,200
Technology, communications and equipment expense	3,108	196	(E)	3,304
Professional & outside services	4,234	350	4,584
Marketing	1,412	7	1,419
Other expense	2,498	1,397	3,895
Amortization of intangibles	937	2	939
Merger costs	251	—	251

Total noninterest expense	32,245	3,359	35,604

Income (loss) from continuing operations before income tax expense	4,115	(10,986)	(6,871)

Income tax expense (benefit)	(207)	(1,788	)(F)	(1,995)

Income (loss) from continuing operations	$4,322	$(9,198)	$(4,876))

Income (loss) from continuing operations applicable to common stock	$4,071	$(9,208)	$(5,137)

Per common share information

Income (loss) before extraordinary gain:
Basic earnings per share	$1.19	$(1.50)
Diluted earnings per share	1.15	(1.50)
Average common shares outstanding	3,422	13	(G)	3,435
Average diluted common shares outstanding	3,525	3,435	(H)

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2007
In millions (except per share data)

		Bear Stearns		Pro forma
	JPMorgan Chase	as adjusted		combined

Revenue
Investment banking fees	$6,635	$959		$7,594
Principal transactions	9,015	1,290		10,305
Lending & deposit-related fees	3,938	—		3,938
Asset management, administration and commissions	14,356	1,863		16,219
Securities gains (losses)	164	—		164
Mortgage fees and related income	2,118	—		2,118
Credit card income	6,911	—		6,911
Other income	1,829	20		1,849

Noninterest revenue	44,966	4,132		49,098

Interest income	71,387	12,557		83,944
Interest expense	44,981	11,141	(D)	56,122

Net interest income	26,406	1,416		27,822

Total net revenue	71,372	5,548		76,920

Provision for credit losses	6,864	—		6,864

Noninterest expense
Compensation expense	22,689	3,256		25,945
Occupancy expense	2,608	282	(E)	2,890
Technology, communications and equipment expense	3,779	440	(E)	4,219
Professional & outside services	5,140	746		5,886
Marketing	2,070	20		2,090
Other expense	3,814	812		4,626
Amortization of intangibles	1,394	6		1,400
Merger costs	209	—		209

Total noninterest expense	41,703	5,562		47,265

Income from continuing operations before income tax expense	22,805	(14)		22,791
Income tax expense (benefit)	7,440	(132)		7,308

Income from continuing operations	$15,365	$118		$15,483

Income from continuing operations applicable to common stock	$15,365	$97		$15,462

Income from continuing operations:
Basic earnings per share	$4.51			$4.51
Diluted earnings per share	4.38			4.38
Average common shares outstanding	3,404	26	(G)	3,430
Average diluted common shares outstanding	3,508	26	(G)	3,534

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma combined statements of income relating to the merger of JPMorgan Chase with Bear Stearns is presented for JPMorgan Chase for the nine months ended September 30, 2008 (which includes four months of the combined Firm’s results and five months of heritage JPMorgan Chase results), and for the year ended December 31, 2007, and for Bear Stearns for the five months ended May 30, 2008, and for the year ended December 31, 2007.
Included in the unaudited pro forma combined statements of income for the nine months ended September 30, 2008, and the year ended December 31, 2007, respectively, were pro forma adjustments to reflect the results of operations of Bear Stearns, and valuation and accounting conformity adjustments.
There were no material intercompany transactions, between JPMorgan Chase and Bear Stearns, that affected the unaudited pro forma combined statements of income. The pro forma financial information does not reflect the elimination of hedge accounting results related to transactions between JPMorgan Chase and Bear Stearns. Management believes this presentation is more reflective of the pro forma results of the combined entity, as derivatives that qualified for hedge accounting in the periods presented continued to qualify as hedges through the date the merger was completed, and management subsequently replaced derivatives that were used for hedging purposes that became intercompany with new third-party derivative contracts.
The merger was accounted for using the purchase method of accounting. As a result of step acquisition accounting, the purchase price was allocated to the Bear Stearns assets acquired and liabilities assumed using their fair values as of April 8, 2008, and May 30, 2008, respectively.
The unaudited pro forma combined statements of income are presented for illustrative purposes only and do not indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented, nor are they indicative of the results of operations in future periods. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those assets and liabilities that are short-term in nature, their carrying value approximates fair value. For purposes of these unaudited pro forma combined statements of income no valuation adjustments were applied to Bear Stearns’ assets and liabilities that were carried at fair value or those which were short-term in nature for Bear Stearns’ year ended December 31, 2007, except for adjustments to reflect JPMorgan Chase’s credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined statements of income may be revised in the future. Under U.S. GAAP, the allocation of the purchase price may be modified up to one year after the closing date, as more information is obtained about the fair value of assets acquired and liabilities assumed. These unaudited pro forma combined statements of income represents management’s current estimate of the combined results of operations based on available financial information of JPMorgan Chase and Bear Stearns as of September 30, 2008. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.
Note 2 — Unaudited Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma combined statements of income for JPMorgan Chase and Bear Stearns for the nine months ended September 30, 2008, and the year ended December 31, 2007, are as follows:
(A)	Includes an adjustment of $3.5 billion to decrease the fair value of certain Bear Stearns trading assets and trading liabilities to conform with JPMorgan Chase’s methodologies.

(B)
Includes an adjustment of $334 million to increase the fair value of certain Bear Stearns nonderivative energy contracts. The increase in fair value largely relates to tolling agreements with agreed upon sales prices.

(C)	Includes an adjustment of $450 million to eliminate JPMorgan Chase’s 49.4% ownership in Bear Stearns’ losses from April 8 to May 30, 2008.

(D)
Includes adjustments to increase pretax interest expense $20 million for the nine months ended September 30, 2008, and $40 million for the year ended December 31, 2007, to reflect the effect of adjusting Bear Stearns’ long-term debt to fair value.

(E)
Includes adjustments to increase pretax occupancy expense $6 million for the nine months ended September 30, 2008, and $12 million for the year ended December 31, 2007, and to decrease pretax technology, communications and equipment expense $30 million for the nine months ended September 30, 2008, and $60 million for the year ended December 31, 2007, to reflect the effect of the fair value of Bear Stearns’ real estate and premises and equipment.

(F)	Includes an adjustment of $901 million to record the tax effect of the pro forma combined adjustments using a U.S. federal tax rate of 35%.

(G)
Average shares were calculated using the historical weighted average shares outstanding of JPMorgan Chase and Bear Stearns for the nine months ended September 30, 2008, the five months ended May 30, 2008, and the year ended December 31, 2007, respectively, adjusted using the exchange ratio. Earnings per share data has been computed based on the combined historical income of JPMorgan Chase and Bear Stearns including the impact of the pro forma adjustments.

(H)	Common equivalent shares have been excluded from the pro forma computation of diluted loss per share, as the effect would be antidilutive.

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